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Exhibit 11.1
                                                   Exhibit 11.1
                                        COUNTRYWIDE CREDIT INDUSTRIES, INC.
                               STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                                        Six Months
                                                                                      Ended August 31,
                                                                                1996              1995
                                                                           ---------------- -----------------
                                                        (Dollar amounts in thousands, except per share data)
Primary

   Net earnings applicable to common stock                                     $123,121           $85,128
                                                                           ================ =================


   Average shares outstanding                                                   102,433            94,875
   Net effect of dilutive stock options --
     based on the treasury stock method
     using average market price                                                   2,028             1,607
                                                                           ---------------- -----------------

       Total average shares                                                     104,461            96,482
                                                                           ================ =================

   Per share amount                                                               $1.18             $0.88
                                                                           ================ =================


Fully diluted

   Net earnings applicable to common stock                                     $123,121           $85,128
                                                                           ================ =================


   Average shares outstanding                                                   102,433            94,875
   Net effect of dilutive stock options --
     based on the treasury stock method using
     the closing market price, if higher than
     average market price.                                                        2,362             2,096
                                                                           ---------------- -----------------

       Total average shares                                                     104,795            96,971
                                                                           ================ =================

   Per share amount                                                               $1.17             $0.88
                                                                           ================ =================


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